Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14155) of Colonial Properties Trust of our report dated June 17, 2003 relating to the financial statements of Colonial Properties Trust 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
June 26, 2003